Exhibit D

Intellectual Property Agreement
IMPORTANT: To be completed and returned to your Hiring Manager
THIS AGREEMENT is entered into this 11th day of November, 2010 between SuperMedia (“Company”), and Delbert Humenik (“Employee”).

WHEREAS, Employee desires to be employed by Company in a capacity in which Employee may receive or contribute to confidential information; and

WHEREAS, Employee or Company may have or may in the future develop and use valuable technical and non- technical information which the Company may wish to protect either by patents, copyrights and/or by keeping it secret and confidential;

NOW THEREFORE, in consideration of Employee's employment it is Agreed as follows:

1.

Inventions, Discoveries and Improvements - Employee shall disclose promptly to Company or its nominee any and all inventions, discoveries, improvements, works of authorship, and computer or other apparatus programs (collectively "Innovations") whether or not patentable, copyrightable, or susceptible to other forms of protection, conceived of or made by Employee in the course of employment with Company, and assigns and agrees to assign all interest therein to Company or its nominee. An Innovation will be deemed to have been made in the course of employment unless the Innovation (1) was developed on the employee's own time, (2) outside Employee’s regular or assigned duties for Company, and (3) no Company equipment, facility, or proprietary information of the Company was used. Employee further agrees, without charge to Company but at its expense, to execute at the Company's option a specific assignment to the Company of all rights, title, and interest to such Innovations and agrees to execute all applications or other forms of protection for such Innovations in the United States and in other countries.

2.

Non-disclosure -The Employee covenants and agrees that the Employee will not (except as required in the course of employment with the Company), while in the employ of the Company or thereafter, communicate or divulge to, or use for the benefit of him or herself or any other person, firm, association, or corporation, without the written consent of the Company, any proprietary information concerning any inventions, discoveries, improvements, processes, formulas, apparatus, computer programs, equipment, methods, trade secrets, research data, rate and cost data, circuit layouts, daily addenda, personnel data, identities of users or purchasers of the Company's products or services, customer billing or other proprietary matters possessed, owned, or used by the Company or its affiliates, including proprietary information of a third party which the Company is bound to protect that may be communicated to, acquired by, or learned of or developed by the Employee in the course of or as a result of his or her employment with the Company. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like relating to the business of Company, which Employee shall use or prepare shall remain the sole property of the Company.

3.

Proprietary Information of Third Parties - Employee covenants and agrees that the Employee will not bring to the Company any confidential materials or documents of any third party, including any former employer, or utilize or disclose any propriety information of any such third party, without such third party's written authorization.

4.

Documentation - Upon termination of employment, Employee shall promptly deliver to the Company all confidential drawings, blueprints, manuals, letters, notes, notebooks, reports, computer discs and other computer formatted information, and copies thereof, and all other materials of a secret or confidential nature relating to the Company's business which are in the possession or under the control of Employee.

EMPLOYEE INTELLECTUAL PROPERTY AGREEMENT

5.
Existing Works - Employee declares that Employee has listed on this page all copyrighted and potentially copyrightable, and all unpatented but potentially patentable, innovations conceived by Employee before the date of this Agreement that have not been assigned to a former employer, but which are excepted from the obligations of this Agreement. Employee and Company have both initiated any such listed items.

6.
Entire Agreement - The protection and rights provided to Company herein are in addition to and not in derogation of any protection or rights of the Company already existing at common law or set forth in any agreement or other undertaking previously agreed to by Employee. Except as set forth in the preceding sentence, this Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merge all prior discussion between them, and neither of the parties will be bound by any understandings, modifications, and amendments except as expressly provided herein or as duly set forth on or subsequent to the effective date hereof in writing and signed by the parties as well as the Company.

7.	Construction - This Agreement shall be governed by the laws of the State of .
8.
If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

9.
No Contract of Continued Employment - Employee acknowledges that nothing contained in this Agreement shall be deemed to require the Company to continue Employee's employment. Employee further agrees that this Agreement shall survive any discharge and may be disclosed to Employee's future employer.

IN WITNESS WHEREOF, the parties intending to be legally bound hereby have signed this agreement as of the date written above. WITNESS my hand and seal as of this date.

/s/ Del Humenik 11-16-2010
Employee’s Signature Date	Supervisor or other Authorized Signature
Del Humenik
Employee’s Name (Print)	Name of Signature Above (Print)
EVP Sales East	SuperMedia Employing Company
Employee’s Title (Print)
Redacted
Employee’s Social Security Number